UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Third Amended and Restated Credit Agreement
On February 23, 2018, Calumet Specialty Products Partners, L.P. (the “Partnership”) and certain of its operating subsidiaries entered into a third amended and restated credit agreement (the “Credit Agreement”) with Bank of America, N.A., as a lender and Agent for the lenders (the “Agent”), and certain other lenders (with Bank of America, N.A., the “Lenders”). The Credit Agreement provides a $575 million senior secured revolving credit facility limited by a borrowing base calculation and has an aggregate letter of credit sublimit of $300 million, which may be increased with Agent consent to up to 90% of the revolver commitments. The Credit Agreement further provides a $25 million senior secured first loaned in and last to be repaid out (“FILO”) revolving credit facility limited by a FILO borrowing base calculation. On each of November 30, 2019, February 28, 2020, May 31, 2020, and August 31, 2020, the FILO commitments will convert on a per dollar basis into revolver commitments in an amount equal to $6,250,000.
The Credit Agreement authorizes incremental uncommitted expansion features in an aggregate of up to $500 million pursuant to an increase in the revolver commitments. The Credit Agreement also authorizes incremental uncommitted foreign subsidiary credit facilities of up to $50 million. The aggregate amount of such incremental revolving loans and foreign subsidiary incremental facilities cannot exceed $500 million.
Lenders under the Credit Agreement have a first priority lien on, among other things, the Partnership’s accounts receivable and inventory and substantially all of its cash. The Credit Agreement matures in February 2023. The Partnership may be required to make mandatory prepayments under certain conditions.
Loans under the Credit Agreement bear interest at prime plus a margin or LIBOR plus a margin, at the Partnership’s option, such margin increasing as credit facility usage increases. The margin applicable to revolving loans ranges from 50 to 100 basis points for prime rate based loans, and 150 to 200 basis points for LIBOR based loans. The margin applicable to FILO loans ranges from 150 to 200 basis points for prime rate based FILO loans, and 250 to 300 basis points for LIBOR based FILO loans. This margin is currently at 50 basis points for prime rate based revolver loans, 150 basis points for LIBOR based revolver loans, 150 basis points for prime rate based FILO loans, and 250 basis points for LIBOR based FILO loans. Calumet to confirm initially applicable margins are based on Level I. In addition, if the Leverage Ratio (as defined in the Credit Agreement) is less than 5.5 to 1.0 for any four fiscal quarter period ending on or after August 23, 2018, then, after such fiscal quarter, the margins otherwise applicable will be reduced by 25 basis points. Letters of credit issued under the Credit Agreement accrue fees at a rate equal to the margin (measured in basis points) applicable to LIBOR revolver loans.
The Credit Agreement generally permits the Partnership to make cash distributions to its unitholders as long as, after giving effect to each such cash distribution, the Partnership has availability under the Credit Agreement at least equal to the sum of the amount of FILO Loans outstanding plus the greater of (i) 15% of the Aggregate Borrowing Base (as defined in the Credit Agreement) then in effect and (ii) $60 million (which amount is subject to increase in proportion to revolving commitment increases).
In addition, the Credit Agreement contains various covenants that limit, among other things, the Partnership’s ability to: incur indebtedness; grant liens; dispose of certain assets; make certain acquisitions and investments; redeem or prepay other debt or make other restricted payments such as distributions to unitholders; enter into transactions with affiliates; and enter into a merger, consolidation or sale of assets. Further, the Credit Agreement contains one springing financial covenant: if the availability of loans under the Credit Agreement falls below the sum of the amount of FILO Loans outstanding plus the greater of (i) 10% of the Borrowing Base (as defined in the Credit Agreement) and (ii) $35 million (which amount is subject to increase in proportion to revolving commitment increases), the Partnership will be required to maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.0 to 1.0.
If an event of default exists under the Credit Agreement, the Lenders will be able to accelerate the maturity of the credit facilities and exercise other rights and remedies. An event of default includes, among other things, the nonpayment of principal, interest, fees or other amounts when due; failure of any representation or warranty to be true and correct when made or confirmed; failure to perform or observe covenants in the Credit Agreement or other loan documents, subject, in limited circumstances, to certain grace periods; cross-defaults to certain other indebtedness if the effect of such default is to cause, or permit the holders of such indebtedness to cause, the acceleration of such indebtedness under any material agreement; bankruptcy or insolvency events; certain unsatisfied monetary and non-monetary judgments; asserted invalidity of the loan documentation; and a change of control over the Partnership.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Index to Exhibits of this 8-K Report.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
By: CALUMET GP, LLC, its General Partner

Date: March 1, 2018	By: /s/ D. West Griffin
Name: D. West Griffin Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1
Third Amended and Restated Credit Agreement, dated as of February 23, 2018, by and among Calumet Specialty Products Partners, L.P. and certain of its subsidiaries as Borrowers, the Lenders, and Bank of America, N.A., as Agent.

4